AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 2002.
                                                     REGISTRATION NO. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                -----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------
                       WEST PHARMACEUTICAL SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

           PENNSYLVANIA                         3060                      23-1210010
  (State or Other Jurisdiction       (Primary Standard Industrial     (I.R.S. Employer
of Incorporation or Organization)     Classification Code Number)    Identification No.)

                                -----------------
                                101 GORDON DRIVE
                               LIONVILLE, PA 19341
                                 (610) 594-2900
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                                -----------------

                            JOHN R. GAILEY III, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       WEST PHARMACEUTICAL SERVICES, INC.
                                101 GORDON DRIVE
                               LIONVILLE, PA 19341
                                 (610) 594-2900
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)
                                -----------------

                                 With Copies to:

                           CHRISTOPHER G. KARRAS, ESQ.
                                     DECHERT
                            4000 BELL ATLANTIC TOWER
                                1717 ARCH STREET
                             PHILADELPHIA, PA 19103
                                 (215) 994-4000
                                -----------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                -----------------

                                               CALCULATION OF REGISTRATION FEE
=========================================|====================|====================|=====================|===================
                                         |                    |  PROPOSED MAXIMUM  |   PROPOSED MAXIMUM  |
                                         |  NUMBER OF SHARES  |   AGGREGATE PRICE  |      AGGREGATE      |     AMOUNT OF
    TITLE OF SHARES TO BE REGISTERED     |  TO BE REGISTERED  |    PER SHARE (1)   |  OFFERING PRICE (1) |  REGISTRATION FEE
-----------------------------------------|--------------------|--------------------|---------------------|-------------------
Common Stock, par value $0.25 per share  |        40,000      |        $28.99      |     $1,159,600.00   |      $107.00
=========================================|====================|====================|=====================|===================

(1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, on the basis of $28.99 per share, the average of the high and low prices of the Registrant's Common Stock as reported in the consolidated reporting system of the New York Stock Exchange on May 10, 2002.

                                -----------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                    SUBJECT TO COMPLETION, DATED MAY 15, 2002
PROSPECTUS
                                  40,000 SHARES

                       [WEST PHARMACEUTICAL LOGO OMITTED]

                       WEST PHARMACEUTICAL SERVICES, INC.
                                  COMMON STOCK

         This prospectus relates to up to 40,000 shares of our common stock that may be offered for sale by The Herman O. West Foundation, or its donees, pledgees, transferees, assignees or other successors-in-interest, as described more fully in this prospectus under the heading "Selling Shareholder" on page 3. The shares of our common stock covered by this prospectus are shares that we may donate to the Foundation from time to time over the next three years.

         The distribution of our common stock by the Foundation may be effected from time to time, including:

         o    in privately negotiated transactions;

         o    through broker-dealers, who may act as agents or principals;

         o in a block trade in which a broker-dealer will attempt to sell a block of shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o through one or more underwriters on a firm commitment or best-efforts basis;

         o    directly to one or more purchasers;

         o    through agents;

         o    in the over-the-counter market;

         o through put or call options transactions relating to shares of our common stock;

         o    to cover short sales of our common stock; or

         o    in any combination of the above.

         The broker-dealers through or to whom the shares of our common stock may be sold may be deemed underwriters of the shares within the meaning of the Securities Act of 1933, as amended, in which event all brokerage commissions or discounts and other compensation received by those broker-dealers may be deemed to be underwriting compensation. To the extent required, the names of any underwriters and applicable commissions or discounts and any other required information with respect to any particular sale will be set forth in an accompanying prospectus supplement. See "Plan of Distribution" beginning on page 3 for a further description of how the Foundation may dispose of the shares covered by this prospectus.

         We will not receive any proceeds from the sale of shares of our common stock by the Foundation. We are paying the expenses of this offering.

         The primary market for our common stock is the New York Stock Exchange, where it trades under the symbol "WST". On May 14, 2002, the last reported sale price of our common stock on the New York Stock Exchange was $29.12 per share.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is _______, 2002

                                TABLE OF CONTENTS



Where You Can Find More Information............................................1
Incorporation by Reference.....................................................2
Cautionary Statement Concerning Forward-Looking Statements.....................2
Use of Proceeds................................................................3
Selling Shareholder............................................................3
Plan of Distribution...........................................................3
Legal Matters..................................................................5
Experts........................................................................5
Transfer Agent.................................................................5

                       WHERE YOU CAN FIND MORE INFORMATION

         Because we are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You also may obtain copies of these materials at prescribed rates from the public reference section of the SEC at 450 Fifth Street, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at
(800) SEC-0330. In addition, we are required to file electronic versions of these materials with the SEC through the SEC's EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

         We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered under this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be inspected without charge at the SEC's principal office in Washington, D.C., and you may obtain copies from this office upon payment of the fees prescribed by the SEC.

         We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all of these filings and any information incorporated by reference in this prospectus (except exhibits, unless they are specifically incorporated by reference into this prospectus). You should direct any requests for copies to:

                       West Pharmaceutical Services, Inc.
                                101 Gordon Drive
                               Lionville, PA 19341
                       Attention: John R. Gailey III, Esq.
                                 (610) 594-2900

         WE HAVE AUTHORIZED NO ONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT US OR THE SECURITIES OFFERED BY THIS PROSPECTUS THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS PROSPECTUS OR IN THE DOCUMENTS WE HAVE FILED PUBLICLY WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

         IF YOU LIVE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO SELL, OR TO ASK FOR OFFERS TO BUY, THE SECURITIES OFFERED BY THIS PROSPECTUS, OR, IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT SUCH ACTIVITIES, THEN THE OFFER PRESENTED BY THIS PROSPECTUS DOES NOT EXTEND TO YOU.

         THE INFORMATION CONTAINED IN THIS PROSPECTUS SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS PROSPECTUS UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                           INCORPORATION BY REFERENCE


         The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. We have incorporated by reference into this prospectus the following documents or information filed with the SEC (Commission File No. 1-8036):


Annual Report on Form 10-K                            For the Fiscal year ended December 31, 2001

Quarterly Report on Form 10-Q                         For the Fiscal Quarter ended March 31, 2002

Current Report of Form 8-K                            Filed on May 1, 2002

Description of our common stock set forth             Filed on October 17, 1980
in our Registration Statement on Form 8-A

         You may obtain copies of these documents from us, free of cost, by contacting us at the address or telephone number provided in "Where You Can Find More Information" on page 1.

         Information that we file with the SEC after the date of this prospectus but prior to the termination of this offering, including documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, shall be deemed incorporated by reference into this prospectus and will automatically update and supersede information contained in this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.


           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS


         This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "estimate", "expect", "intend", "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including but not limited to:

         o    sales demand;

         o    the timing and success of customers' projects;

         o    competitive pressures;

         o    the strength or weakness of the U.S. dollar;

         o    inflation;

         o    the cost of raw materials;

         o    continued cost-improvement programs;

         o    statutory tax rates; and

         o    significant asset dispositions.

     We do not intend to update these forward-looking statements.

                                 USE OF PROCEEDS


         All of the shares of our common stock offered by this prospectus will be sold by the Foundation. As a result, we will not receive any of the proceeds from the sale of these shares.


                               SELLING SHAREHOLDER


         Our board of directors has approved the donation of up to 40,000 shares of our common stock to the Foundation. The donation of these shares may occur from time to time over the next three years. The Foundation may use this prospectus to sell from time to time some or all of the shares that we donate to them.

         The following table sets forth, as of the date of this prospectus, the maximum number of donated shares of our common stock that the Foundation may sell using this prospectus. To the best of our knowledge, the Foundation does not own more than one percent of our outstanding shares of common stock either before or after the sales contemplated by this prospectus.

Name                                 Number of Shares Covered by This Prospectus
----                                 -------------------------------------------

The Herman O. West Foundation (1)                                     40,000 (2)

---------------
(1) Although no formal relationship exists between the Foundation and our company, we make annual contributions to the Foundation. George R. Bennyhoff and William G. Little, both of whom are senior executive officers of our company, are trustees of the Foundation. Dr. Franklin H. West, who is not an affiliate of our company, exercises sole voting and dispositive power over these shares of common stock.

(2) Represents 40,000 shares or our common stock which we may donate to the Foundation from time to time over the next three years. However, we are under no legal obligation to issue, and the Foundation has no legal entitlement to receive, these shares.

         Future sales of our common stock may, if required, be accompanied by a supplement to this prospectus setting forth the name of the selling shareholder using that prospectus supplement, the number of shares being sold and a supplemental plan of distribution describing the specific manner of sale of those shares.


                              PLAN OF DISTRIBUTION


         The Foundation, and its donees, pledgees, transferees, assignees and other successors-in-interest, may offer and sell, from time to time, some or all of the shares of common stock covered by this prospectus. Although we are under no legal obligation to donate all or any portion of the 40,000 shares covered by this prospectus, we have registered the offer and sale of these shares so that, if we donate some or all of them, these shares may be freely sold to the public by the Foundation. Registration of the shares of our common stock covered by this prospectus does not mean, however, that we necessarily will donate all or any portion of the shares to the Foundation or that, if donated, these shares will be offered or sold by the Foundation. We will not receive any proceeds from the sale of the shares covered by this prospectus. See "Use of Proceeds". We will pay all costs, expenses and fees in connection with the registration of the shares of common stock, including fees of our counsel and accountants, fees payable to the SEC and listing fees. We estimate those fees and expenses to be approximately $37,107.00. The Foundation will pay all underwriting discounts and commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock covered by this prospectus.

         The Foundation (including its donees, pledgees, transferees, assignees or other successors-in-interest who, after the date of this prospectus, receive from the Foundation any portion of the shares covered by this prospectus pursuant to a gift, pledge or other transaction not involving a sale) may sell the shares described in this prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or at prices subject to change or at negotiated prices, by a variety of methods including:

         o    in privately negotiated transactions;

         o    through broker-dealers, who may act as agents or principals;

         o in a block trade in which a broker-dealer will attempt to sell a block of shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o through one or more underwriters on a firm commitment or best-efforts basis;

         o    directly to one or more purchasers;

         o    through agents;

         o    in the over-the-counter market;

         o through put or call options transactions relating to shares of our common stock;

         o    to cover short sales of our common stock; or

         o    in any combination of the above.

         The Foundation has advised us that as of the date of this prospectus it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares covered by this prospectus, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the Foundation. However, if the Foundation subsequently enters into any of these types of arrangements, broker-dealers engaged by the Foundation may arrange for other broker-dealers to participate. Broker-dealer transactions may include:

         o purchases of the shares of common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for its account pursuant to this prospectus;

         o    ordinary brokerage transactions; or

         o    transactions in which the broker-dealer solicits purchasers.

         In connection with the sale of the shares of common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and also may receive commissions from purchasers of shares of common stock for whom they may act as agent. Underwriters may sell to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. The discounts and commissions described in this paragraph may exceed those customary in the types of transactions involved.

         At the time a particular offer of the shares of common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such revised prospectus or prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus. In addition, if the Foundation notifies us that one or more of its donees, pledgees, transferees, assignees or other successors-in-interest intends to sell more than 500 shares, a supplement to this prospectus will be filed.

         Because the Foundation may be deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act, the Foundation will be subject to the prospectus delivery requirements of the Securities Act. We have informed the Foundation that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act, may apply to its sales in the market.

         The Foundation may sell the shares of common stock covered by this prospectus pursuant to Rule 144 promulgated under the Securities Act, rather than pursuant to this prospectus.


                                  LEGAL MATTERS


         The validity of the shares of our common stock offered by this prospectus will be passed upon for us by John R. Gailey III. Mr. Gailey is one of our full-time employees, holding the title of Vice President, General Counsel and Secretary. As of April 30, 2002, Mr. Gailey beneficially owned 10,343 shares of our common stock and had options to acquire an additional 24,000 shares of our common stock.


                                     EXPERTS


         The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                 TRANSFER AGENT


         American Stock Transfer and Trust Company, Inc. serves as the transfer agent for our common stock.

                                  40,000 SHARES

                       [WEST PHARMACEUTICAL LOGO OMITTED]

                       WEST PHARMACEUTICAL SERVICES, INC.
                                  COMMON STOCK


                                   ----------

                                   PROSPECTUS

                                   ----------



                                  _______, 2002

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses to be paid by the Registrant in connection with the distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

 SEC Registration Fee......................................      $    107.00
 Accounting Fees and Expenses..............................        12,000.00
 Blue Sky Fees and Expenses................................         5,000.00
 Legal Fees and Expenses...................................        15,000.00
 Printing and Engraving Expenses...........................         2,000.00
 Miscellaneous Fees and Expenses...........................         3,000.00

      TOTAL:...............................................      $ 37,107.00

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant maintains a policy of insurance under which the respective directors and officers (as defined therein) of the Registrant are insured subject to specified exclusions and deductible and retention and maximum amounts against loss arising from any civil claim or claims which may be made against any director or officer (as so defined) of the Registrant by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or act done or wrongfully attempted or alleged to have been done while acting in their respective capacities.

         Section 8 of Article II of the Bylaws of the Registrant provides that a director shall not be personally liable for monetary damages for any action taken on of after January 27, 1987, or for failure to take any action on or after such date unless (i) the director has breached or failed to perform the duties of his office under Section 8363 of the Pennsylvania Directors Liability Act (Act 145 of 1986, P.L. 1458), relating to standard of care and justifiable reliance, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of Section 8 of Article II of the Bylaws shall not apply to (i) any criminal statute or (ii) the liability of a director for the payment of taxes due to local, state or federal law.

         Article IV of the Bylaws provides that the Registrant shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant or serving at the request of the Registrant as a director, officer, employee or agent of another entity. Such indemnification shall be against all expenses, judgments, fines and amounts paid in settlement of such proceedings to the extent that such person has not otherwise been indemnified and the power to give such indemnification has been granted by statute. For this purpose, the Board has the power to buy and maintain insurance at the Registrant's expense. Payment of expenses may be made to an indemnified person prior to the final disposition of an action.

         The Pennsylvania Directors Liability Act and the Pennsylvania Business Corporations Law authorize the indemnification set forth above if the actions of the person to be indemnified did not constitute willful misconduct or recklessness or, in the opinion of the Registrant, self-dealing. The character of the conduct of the person to be indemnified shall be determined by members of the Board not parties to such litigation, independent counsel or the shareholders of the Registrant. The obligation of the Registrant to indemnify a director, officer, employee or agent under Article IV of the Bylaws constitutes a contract between the Registrant and such person, and no modification or repeal of any provision of Article IV of the Bylaws will affect, to the detriment of the director, officer, employee or agent, such obligations of the Registrant in connection with a claim based in any act or failure to act occurring before such modification or repeal.

ITEM 16. EXHIBITS

Exhibit No.     Description
-----------     ----------------------------------------------------------------

4(a)            Articles 5, 6, 8(c) and 9 of the Amended and Restated
                Articles of Incorporation of the Registrant
                incorporated by reference to Exhibit (3)(a) of the
                Registrant's Annual Report on Form 10-K for the year
                ended December 31, 1998 (File No. 1-8036).
4(b)            Article I and V of the Bylaws of the Registrant, as amended, incorporated by reference to Exhibit (3)(b) to the Registrant's
                Form 10-Q for the quarter ended September 30, 1998 (File
                No. 1-8036).
4(c)            Form of stock certificate for common stock incorporated
                by reference to Exhibit (4)(a) of the Registrant's
                Annual Report on Form 10-K for the year ended December
                31, 1998 (File No. 1-8036).
5(a)            Opinion of John R. Gailey III, Esq.
23(a)           Consent of PricewaterhouseCoopers LLP
23(b)           Consent of John R. Gailey III, Esq. (included in Exhibit
                5(a) above)
24(a)           Power of Attorney of Tenley E. Albright
24(b)           Power of Attorney of John W. Conway
24(c)           Power of Attorney of George W. Ebright
24(d)           Power of Attorney of L. Robert Johnson
24(e)           Power of Attorney of William H. Longfield
24(f)           Power of Attorney of John P. Neafsey
24(g)           Power of Attorney of Anthony Welters
24(h)           Power of Attorney of Geoffrey F. Worden

ITEM 17. UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lionville, Township of Uwchlan, Commonwealth of Pennsylvania, on May 15, 2002.

                                        WEST PHARMACEUTICAL SERVICES, INC.


                                        By:  /s/ JOHN R. GAILEY III
                                             ---------------------------------
                                             John R. Gailey III
                                             Vice President, General Counsel and
                                                Secretary


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated on May 15, 2002.


SIGNATURE                                           TITLE
-------------------------------------               -------------------------------------------------------


/s/ DONALD E. MOREL, JR.                            Director, President and Chief Executive Officer
------------------------------------                (principal executive officer)
Donald E. Morel, Jr.

/s/ LINDA R. ALTEMUS                                Vice President and Chief Financial Officer (principal
------------------------------------                financial officer)
Linda R. Altemus

/s/ JOSEPH E. ABBOTT                                Vice President and Corporate Controller (principal
------------------------------------                accounting officer)
Joseph E. Abbott

                  *                                 Director
------------------------------------
Tenley E. Albright

                  *                                 Director
------------------------------------
John W. Conway

                  *                                 Director
------------------------------------
George W. Ebright

                  *                                 Director
------------------------------------
L. Robert Johnson

/s/ WILLIAM G. LITTLE                               Director
------------------------------------
William G. Little



                  *                                 Director
------------------------------------
William H. Longfield

                  *                                 Director
------------------------------------
John P. Neafsey

                  *                                 Director
------------------------------------
Anthony Welters

                  *                                 Director
------------------------------------
Geoffrey F. Worden

* By:  /s/ JOHN R. GAILEY III
       -----------------------------
        John R. Gailey III
        Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit No.     Description
-----------     ----------------------------------------------------------------

4(a)            Articles 5, 6, 8(c) and 9 of the Amended and Restated
                Articles of Incorporation of the Registrant
                incorporated by reference to Exhibit (3)(a) of the
                Registrant's Annual Report on Form 10-K for the year
                ended December 31, 1998 (File No. 1-8036).
4(b)            Article I and V of the Bylaws of the Registrant, as amended, incorporated by reference to Exhibit (3)(b) to the Registrant's
                Form 10-Q for the quarter ended September 30, 1998 (File
                No. 1-8036).
4(c)            Form of stock certificate for common stock incorporated
                by reference to Exhibit (4)(a) of the Registrant's
                Annual Report on Form 10-K for the year ended December
                31, 1998 (File No. 1-8036).
5(a)            Opinion of John R. Gailey III, Esq.
23(a)           Consent of PricewaterhouseCoopers LLP
23(b)           Consent of John R. Gailey III, Esq. (included in Exhibit
                5(a) above)
24(a)           Power of Attorney of Tenley E. Albright
24(b)           Power of Attorney of John W. Conway
24(c)           Power of Attorney of George W. Ebright
24(d)           Power of Attorney of L. Robert Johnson
24(e)           Power of Attorney of William H. Longfield
24(f)           Power of Attorney of John P. Neafsey
24(g)           Power of Attorney of Anthony Welters
24(h)           Power of Attorney of Geoffrey F. Worden